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                                                                    EXHIBIT 10.2
                                    AGREEMENT

     Made on the 6th day of January, 1989 by and between Michael Strauss, Inc. dba American Home Mortgage, 60 E. 42nd Street, New York, NY, (the "Employer") and Leonard Schoen, Jr., 41 Woodhollow Rd., Albertson, NY, (the "Employee").

     WHEREAS, the Employer is engaged in business as a mortgage broker; and

     WHEREAS, the Employee seeks employment with the Employer as a mortgage loan closer;

     Now, therefore, in consideration of the mutual promises set forth herein,

     IT IS AGREED, by and between the Employer and the Employee as follows:

     1. Employment. The Employer hereby employs the Employee, and the Employee
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hereby accepts employment upon the terms and conditions of this Agreement.

     2. Duties. The Employee shall perform services for the Employer as a
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mortgage loan closer, and shall have such duties as are customary for a mortgage loan closer in the mortgage brokerage business, though the precise manner in which those duties are to be preformed and their extent and the precise title of the Employee will rest within the sole discretion of the Employer. The Employee shall devote his entire time, attention and energy in futherence of the business of the Employer, and shall not engage in any other business activity during the term of this Agreement.

     3. Term. The term of this agreement shall commence on the date hereof, and
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shall continue until terminated by either party upon two weeks written notice to the other party.

     4. Compensation. The Employer shall pay the Employee for all services
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rendered a salary of $25,000 per year payable in weekly installments.

     5. Disclosure of Information. The Employee acknowledges that the list and
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identity of the lenders with which the Employer does business, and the manner in which the Employer conducts its operations are valuable, special and unique business assets, and the Employee hereby acknowledges that were they to be divulged to third parties the Employer would suffer irreparable injury. Therefore, the Employee expressly agrees that he shal1 not during or after the term of his employment disclose the list and identity of the lenders with which the Employer does business or the manner in which the Employer conducts its operations to any person, firm, corporation or entity for any reason or purpose whatsoever, nor shall the Employee either during the term hereof or thereafter use those valuable, unique and special assets of the Employer in any manner for his own profit.
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     6. Reasonable Restriction. The Employee expressly and unequivocally agrees
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that for a period of one year from the termination of this Agreement he shall not in either the City of New York or in Nassau County or both, directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with a mortgage brokerage or business similar to the business being conducted by the Employer when this Agreement terminates. Notwithstanding the above, during the one year period after this agreement terminates, within New York City or Nassau County the Employee may be employed by a nationallly chartered or state chartered bank or savings and loan or a New York State licensed Mortgage Banker as defined in the regulations of the New
York State Banking Department. Employee further agrees that this restriction is reasonable, and the Employee represents that this restriction is in no manner burdensome to the Employee.

     7. Injunctive Relief. The Employee expressly agrees that the Employer shall
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be entitled to an injunction to restrain the Employee from any breach or threatened breach by the Employee of the provisions of paragraphs 5 and 6 of this Agreement. Notwithstanding the foregoing, the Employer may also pursue any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.

     8. Waiver. No waiver by the Employer of a breach of any provision of the
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Agreement by the Employee shall operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless it is in writing signed by the Employer.

     9. Assignement. The Employee acknowledges that his services are unique and
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personal, and that he may not assign his rights or delegate his duties hereunder. This agreement shall inure to the benefit of any successor or assign of the Employer.

     10. Applicable Law. This Agreement shall be construed in accordance with
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the laws of the State of New York for agreements entered into and to be wholly preformed therein.
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     11. Entire Agreement. This Agreement supercedes all prior agreements, and
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contains the entire understanding to the parties hereto. It may only be modified in writing signed by the Employer.

                     Michael Strauss, Inc dba American Home Mortgage


                     BY: /s/ Michael Strauss
                         -------------------------------------------
                         Michael Strauss

                         /s/ Leonard Schoen, Jr.
                         -------------------------------------------
                         Leonard Schoen, Jr.